Exhibit 10.7

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

Restricted stock grants:

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To acquire 60,000 shares of restricted common upon election to the board.

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Awards vest as to one-third of the shares on the date of grant, one-third of the shares on January 1 of the year following the date of grant and one-third of the shares on January 1 of the second year following the date of grant, provided the recipient remains a member of the board as of the vesting date

Reimbursement of expenses:

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The Company shall reimburse directors for reasonable expenses incurred in connection with attending board and committee meetings.